SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

                                      WITH

                             BANKERS TRUST COMPANY,

                                   as Trustee




                             SUPPLEMENTAL INDENTURE

                        Providing among other things for

                              FIRST MORTGAGE BONDS

                             Series A 2000 due 2024




                            Dated as of March 1, 2000

                    SUPPLEMENTAL INDENTURE, dated as of March 1, 2000, between SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Indiana (hereinafter called the "Company"), party of the first part, and BANKERS TRUST COMPANY, a corporation organized and existing under the laws of the State of New York, as Trustee under the Mortgage hereinafter referred to, party of the second part.

                    WHEREAS, the Company heretofore executed and delivered to Bankers Trust Company, as Trustee (hereinafter called the "Trustee"), a certain Indenture of Mortgage and Deed of Trust dated as of April 1, 1932, to secure an issue of bonds of the Company, issued and to be issued in series, from time to time, in the manner and subject to the conditions set forth in the said Indenture, and the said Indenture has been amended and supplemented by Supplemental Indentures dated as of August 31, 1936, October 1, 1937, March 22, 1939, July 1, 1948, June 1, 1949, October 1, 1949, January 1, 1951, April 1,
1954, March 1, 1957, October 1, 1965, September 1, 1966, August 1, 1968, May 1,
1970, August 1, 1971, April 1, 1972, October 1, 1973, April 1, 1975, January 15,
1977, April 1, 1978, June 4, 1981, January 20, 1983, November 1, 1983, March 1,
1984, June 1, 1984, November 1, 1984, July 1, 1985, November 1, 1985, June 1,
1986, November 15, 1986, January 15, 1987, December 15, 1987, December 13, 1990,
April 1, 1993, May 1, 1993, June 1, 1993, and July 1, 1999, which Indenture as so amended and supplemented is hereinafter referred to as the "Mortgage" and as further supplemented by this Supplemental Indenture is hereinafter referred to as the "Indenture"; and

                    WHEREAS, the Mortgage provides that the Company and the Trustee may, from time to time, enter into such indentures supplemental to the Mortgage as shall be deemed by them necessary or desirable, to establish the terms and provisions of any series of bonds to be issued under said Mortgage and to add to the covenants and agreements of the Company for the protection of the holders of bonds and of the mortgaged and pledged property; and

                    WHEREAS, the Company has entered into a Loan Agreement dated as of March 1, 2000 (the "Loan Agreement"), with the Indiana Development Finance Authority (the "Authority") pursuant to which the Authority will issue $22,500,000 aggregate principal amount of its Environmental Improvement Refunding Revenue Bonds (Southern Indiana Gas and Electric Company Project) Series 2000 (the "Authority Bonds") under the Indenture of Trust, dated as of March 1, 2000 (the "Authority Indenture"), between the Authority and Fifth Third Bank, Indiana, as trustee (the "Authority Trustee" ) in order to provide funds to loan to the Company for the purpose of paying a portion of the cost of refunding the City of Mount Vernon, Indiana Adjustable Rate Pollution Control Revenue Bonds, 1984 Series A (Southern Indiana Gas and Electric Company Project) (the "Prior Bonds"). The Prior Bonds were issued to refund certain revenue bonds which were issued to finance certain air and water pollution control and sewage and solid waste disposal facilities for use by the Company, and pursuant to such Loan Agreement the Company has agreed to issue a series of its bonds under the Indenture in order to evidence and secure certain of its indebtedness under the Loan Agreement; and

                    WHEREAS, the Company and the Trustee deem it necessary or desirable to enter into this Supplemental Indenture for such purposes; and

                    WHEREAS, the Company by appropriate corporate action in conformity with the terms of the Indenture has duly determined to create a series of bonds which shall be issued under the Indenture in an aggregate principal amount of $22,500,000 and be designated as "First Mortgage Bonds, Series A 2000 due 2024" (hereinafter sometimes referred to as "Bonds of the Thirty-ninth Series"), shall bear interest at the rate per annum set forth in, shall be subject to certain redemption rights and obligations set forth in, and will otherwise be in the form and have the terms and provisions provided for in this Supplemental Indenture and set forth in the form of such bonds below; and

                    WHEREAS, the definitive registered bonds without coupons of the Thirty-ninth Series and the Trustee's certificate of authentication to be borne by such bonds are to be substantially in the following forms, respectively:


           [FORM OF FULLY REGISTERED BOND OF THE THIRTY-NINTH SERIES]

                             [FORM OF FACE OF BOND]

                    SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

                       FIRST MORTGAGE BOND, SERIES A 2000
                                    DUE 2024

No.__________                                                     $22,500,000


                    Southern Indiana Gas and Electric Company, a corporation of the State of Indiana (hereinafter called the "Company"), for value received, hereby promises to pay to FIFTH THIRD BANK, INDIANA, as Authority Trustee (as defined below), or registered assigns Twenty Two Million Five Hundred Thousand Dollars, on March 1, 2024 at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest thereon from the Interest Payment Date (as defined herein) next preceding the date of this bond unless the date hereof is prior to the first Interest Payment Date for the Bonds of this series, in which case from March 2, 2000 (the date of original issuance of the Bonds of this series) (or, if this bond is dated between the Record Date (as defined herein) for any Interest Payment Date and such Interest Payment Date, then from such Interest Payment
Date), at the rate from time to time borne by the Environmental Improvement Refunding Revenue Bonds (Southern Indiana Gas and Electric Company Project) Series 2000 (the "Authority Bonds") issued by the Indiana Development Finance Authority (the "Authority") under the Indenture of Trust, dated as of March 1, 2000 (the "Authority Indenture"), between the Authority and Fifth Third Bank, Indiana, as trustee ( the "Authority Trustee"); provided, however, that in no event shall the rate of interest borne by the Bonds of this series exceed 12% per annum. Such interest, in like coin or currency, shall be payable at said office or agency on each Interest Payment Date, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Mortgage hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the Record Date. As used herein, "Interest Payment Date" and "Record Date" shall mean an Interest Payment Date and Record Date, respectively, as defined in the Authority Bonds.

                    The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                    This bond shall not become obligatory until Bankers Trust Company, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

                    IN WITNESS WHEREOF, Southern Indiana Gas and Electric Company has caused this bond to be signed in its name by its President or a Vice President, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or an Assistant Secretary, by his signature or a facsimile thereof.

Dated:

                                             SOUTHERN INDIANA GAS AND
                                             ELECTRIC COMPANY


                                             BY:
                                                --------------------------
                                             Name:
                                             Title:  President and
                                             Chief Operating Officer

Attest:


------------------------------
                Secretary

                         [FORM OF TRUSTEE'S CERTIFICATE]

                    This bond is one of the bonds of the series designated therein, described in the within-mentioned Mortgage.

                                      BANKERS TRUST COMPANY,
                                       as Trustee,


                                      By:
                                         ----------------------------
                                             Authorized Officer


                            [FORM OF REVERSE OF BOND]

                    SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

                       FIRST MORTGAGE BOND, SERIES A 2000
                                    DUE 2024


                    This bond is one of an issue of First Mortgage Bonds of the Company, issuable in series, and is one of the series designated in the title hereof, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Mortgage hereinafter mentioned for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust, dated as of April 1, 1932, executed by the Company to Bankers Trust Company, as Trustee (the "Trustee"), as amended and supplemented by indentures supplemental thereto, including, without limitation, a Supplemental Indenture dated as of March 1, 2000, to which Indenture as so amended and supplemented (herein referred to as the Mortgage) reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

                    The Bonds of this series are issued and to be issued in order to evidence and secure a loan made by the Authority to the Company pursuant to a Loan Agreement dated as of March 1, 2000 between the Authority and the Company (the "Loan Agreement"). In order to provide moneys to fund such loan, the Authority has issued the Authority Bonds under and pursuant to the Authority Indenture. Payments made by the Company of principal and interest on the Bonds of this series are intended to be sufficient to permit payments of principal and interest to be made on the Authority Bonds.

                    The bonds of the Thirty-ninth Series are not transferable except (i) as required to effect an assignment to a successor trustee under the Authority Indenture, or as otherwise provided in the Authority Indenture, or
(ii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.

                    The Company's obligation to make payments with respect to the principal of and/or interest on the bonds of the Thirty-ninth Series shall be fully or partially satisfied and discharged to the extent that, at the time any such payment shall be due, the corresponding amount then due of principal of and/or interest on the Authority Bonds shall have been fully or partially paid (other than by the application of the proceeds of a payment on respect of the bonds on the Thirty-ninth Series), as the case may be, or there shall have been deposited with the Authority Trustee pursuant to the Authority Indenture trust funds sufficient under such indenture to fully or partially pay, as the case may be, the corresponding amount then due of principal of and/or interest on the Authority Bonds (other than by the application of the proceeds of a payment in respect of the bonds of the Thirty-ninth Series).

                    Upon payment of the principal of and interest due on the Authority Bonds, whether at maturity or prior to maturity by acceleration, redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the Authority Indenture (other than by the application of the proceeds of a payment in respect of the bonds of the Thirty-ninth Series), the bonds of the Thirty-ninth Series in a principal amount equal to the principal amount of Authority Bonds so paid or for which such provision for payment has been made shall be deemed fully paid, satisfied and discharged and the obligations of the Company thereunder shall be terminated and such bonds of the Thirty-ninth Series shall be surrendered to and canceled by the Trustee. From and after the Release Date (as defined in the Authority Indenture), the bonds of the Thirty-ninth Series shall be deemed fully paid, satisfied and discharged and the obligation of the Company thereunder shall be terminated. On the Release Date, the bonds of the Thirty-ninth Series shall be surrendered to and canceled by the Trustee.

                    The Bonds of this series are subject to mandatory redemption, in whole or in part, as the case may be, on each date that Authority Bonds are to be redeemed. The principal amount of the Bonds of this series to be redeemed on any such date shall be equal to the principal amount of Authority Bonds called for redemption on that date. All redemptions of Bonds of this series shall be at 100% of the principal amount thereof, plus accrued interest to the redemption date.

                    If and whenever the Trustee or the Company is notified that an Event of Default has occurred and is continuing under section 801 of the Authority Indenture, and provided that the principal of all Authority Bonds then outstanding and the interest thereon shall have been declared immediately due and payable, then not later than two business days following the occurrence of the foregoing events, the Company shall, upon not less than 30 days' and not more than 45 days' prior written notice given in the manner provided in the Mortgage, call for redemption on a redemption date selected by it not later than 45 days following the date of such notice, all of the Bonds of this series then outstanding, and shall on such redemption date redeem the same at a price equal to 100% of the principal amount thereof, together with accrued interest thereon to the redemption date, except that such requirement or redemption shall be deemed to be waived if, prior to the date fixed for such redemption of the Bonds of this series, such Event of Default is waived or cured.

                    In case a completed default, as defined in the Mortgage, shall occur, the principal of this bond and all other bonds of the Company at any such time outstanding under the Mortgage may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Mortgage. The Mortgage provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the bonds entitled to vote then outstanding.

                    This bond, subject to the limitations with regard thereto contained in the Authority Indenture and herein, is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, upon surrender and cancellation of this bond, and thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange thereof as provided in the Mortgage, and upon payment, if the Company shall require it, of the charges therein prescribed. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due thereon and for all other purposes.

                    The bonds of this series are issuable as registered bonds without coupons in denominations of $1,000 and authorized multiples thereof. In the manner and upon payment of the charges prescribed in the Mortgage, registered bonds without coupons of this series may be exchanged for a like aggregate principal amount of registered bonds without coupons of other authorized denominations of the same series, upon presentation and surrender thereof, for cancellation, to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, New York.

                    No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, office or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

                    Pursuant to the Mortgage, the holder or owner of this bond by his acceptance hereof is deemed to have agreed to amendments to the Mortgage which will eventually permit certain amendments to the Mortgage with the consent of the holders of 66 2/3% of the principal amount of the outstanding bonds of all series issued under the Mortgage, which redefine, effective at such time as all bonds of each series of bonds issued under the Mortgage prior to January 1, 1977 are no longer outstanding, the amounts required to be spent by the Company under the Mortgage for the repair, maintenance, renewal and replacement of its property and which authorize the Company, effective at such time as all bonds of each series issued under the Mortgage on or prior to May 31, 1986 are no longer outstanding, to designate bonds of any series as the bonds to be redeemed pursuant to Section 36B of the Mortgage and to do so at any time that cash for such purpose is on deposit with Trustee pursuant to the provisions of that Section.


                              [END OF FORM OF BOND]

and

                    WHEREAS, all things necessary to make the bonds of the Thirty-ninth Series, when authenticated by the Trustee and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been done and performed, and the creation, execution and delivery of this Supplemental Indenture has in all respects been duly authorized; and

                    WHEREAS, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purposes above stated and for the purpose of describing the bonds of the Thirty-ninth series, and of providing the terms and conditions of redemption thereof;

                    NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That Southern Indiana Gas and Electric Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of the purchase and acceptance of the bonds issued or to be issued hereunder by the holders or registered owners thereof, and in order to secure the payment of the principal, premium, if any, and interest of all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all of the provisions hereof and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed and by these presents doth grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto Bankers Trust Company, as Trustee, and to its successor or successors in said trust, and to its and their assigns forever, all the properties of the Company located in the State of Indiana and hereby made a part hereof and does hereby confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as a tenant in common, except as permitted by and in conformity with the provisions of the Indenture and particularly of Article X thereof.

                    TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any party thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article X of the Indenture), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right title interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

                    TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

                    IN TRUST, NEVERTHELESS, upon the terms and trusts of the Indenture, for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Indenture (and subject to any sinking funds that may be created for the benefit of any particular series).

                    PROVIDED, HOWEVER, and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid, the principal of, premium, if any, and interest on said bonds, at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then this Supplemental Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

                    IT IS HEREBY COVENANTED, DECLARED AND AGREED, by the Company, that all such bonds and coupons are to be issued, authenticated and delivered, and that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts in the Indenture set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said bonds and interest coupons, or any of them, as follows:


                    SECTION 1. Bonds of the Thirty-ninth Series shall mature on the date set forth in the form of bond relating thereto hereinbefore set forth, shall bear interest at the rate from time to time borne by the Authority Bonds; provided, however, that in no event shall the rate of interest borne by the Bonds of the Thirty-ninth Series exceed 12% per annum. Such interest shall be payable as set forth in said form of Bond of the Thirty-ninth Series, and all bonds of said series shall be designated as hereinbefore in the fifth Whereas clause set forth. Both principal of and interest on said bonds shall be payable, to the extent specified in the form of bond hereinabove set forth, in any coin or currency of the United States of America which at the time of payment is a coin or currency in which the Authority Bonds are payable and is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York. Definitive bonds of said series may be issued, originally or otherwise, only as registered bonds without coupons; and they and the Trustee's certificate of authentication shall be substantially in the forms hereinbefore recited, respectively. Definitive registered bonds of the Thirty-ninth Series may be issued in the denomination of $1,000 and in such other denominations (in multiples of $1,000) as the Board of Directors of the Company shall approve, and execution and delivery to the Trustee for authentication shall be conclusive evidence of such approval. In the manner and upon payment of the charges prescribed in the Indenture, registered bonds without coupons of said series may be exchanged for a like aggregate principal amount of registered bonds without coupons of other authorized denominations of the same series, upon presentation and surrender thereof for cancellation to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, New York. However, notwithstanding the provisions of Section 12 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company. The form of the temporary bonds of said series shall be in substantially the form of the form of registered bond hereinbefore recited with such appropriate changes therein as are required on account of the temporary nature thereof. Said temporary bonds of said series shall be in registered form without coupons, registrable as to principal, and shall be exchangeable for definitive bonds of said series when prepared.

                    The person in whose name any registered bond without coupons of the Thirty-ninth Series is registered at the close of business on any Record Date (as defined in the form of Bond of the Thirty-ninth Series hereinbefore set forth) with respect to any Interest Payment Date (as defined in the form of Bond of the Thirty-ninth Series hereinbefore set forth) shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such registered bond upon any transfer or exchange thereof subsequent to the Record Date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered either at the close of business on the day preceding the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date may be established by or on behalf of the Company by notice mailed to the holders of bonds not less than ten days preceding such record date, which record date shall be not more than thirty days prior to the subsequent Interest Payment Date.

                    Except as provided in this Section, every registered bond without coupons of the Thirty-ninth Series shall be dated and shall bear interest as provided in Section 10 of the Indenture; provided, however, that so long as there is no existing default in the payment of interest on the bonds, the holder of any bond authenticated by the Trustee between the Record Date for any Interest Payment Date and such Interest Payment Date shall not be entitled to the payment of the interest due on such Interest Payment Date and shall have no claim against the Company with respect thereto; and provided, further, that, if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, then any such bond shall bear interest from the Interest Payment Date next preceding the date of such bond to which interest has been paid or, if the Company shall be in default with respect to the interest due on the first Interest Payment Date for Bonds of the Thirty-ninth Series then from March 2, 2000 (the date of original issuance of the Bonds of the Thirty-ninth Series).

                    SECTION 2. The Company's obligation to make payments with respect to the principal of and/or interest on the bonds of the Thirty-ninth series shall be fully or partially satisfied and discharged to the extent that, at the time any such payment shall be due, the corresponding amount then due of principal of and/or interest then due on the Authority Bonds shall have been fully or partially paid (other than by the application of the proceeds of a payment in respect of such bonds of the Thirty-ninth Series), as the case may be, or there shall have been deposited with the Authority Trustee pursuant to the Authority Indenture trust funds sufficient under such indenture to fully or partially pay, as the case may be, the corresponding amount then due of principal of and/or interest on the Authority Bonds (other than by the application of the proceeds of a payment in respect of such bonds of the Thirty-ninth Series).

                    Upon payment of the principal of and interest due on the Authority Bonds, whether at maturity or prior to maturity by acceleration, redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the Authority Indenture (other than by the application of the proceeds of a payment in respect of such bonds of the Thirty-ninth Series), bonds of the Thirty-ninth Series in a principal amount equal to the principal amount of Authority Bonds so paid or for which such provision for payment has been made shall be deemed fully paid, satisfied and discharged and the obligations of the Company thereunder shall be terminated and such bonds of the Thirty-ninth Series shall be surrendered to and cancelled by the Trustee. From and after the Release Date (as defined in the Authority Indenture), the bonds of the Thirty-ninth Series shall be deemed fully paid, satisfied and discharged and the obligation of the Company thereunder shall be terminated. On the Release Date, the bonds of the Thirty-ninth Series shall be surrendered to and cancelled by the Trustee.

                    SECTION 3. The principal amount of Bonds of the Thirty-ninth Series which may be authenticated and delivered hereunder is limited to the aggregate principal amount of Twenty-two Million five Hundred Thousand Dollars ($22,500,000).
                    Bonds of the Thirty-ninth Series in the aggregate principal amount of Twenty-two Million Five Hundred Thousand Dollars ($22,500,000) may at any time subsequent to the execution hereof be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the recording hereof) to the Company upon direction of the Company evidenced by the writing or writings, signed by its Treasurer or one of its Assistant Treasurers and its Secretary or one of its Assistant Secretaries, at such time or times as may be requested by the opinions and other documents required by the Indenture.

                    SECTION 4. The consideration for the bonds of the Thirty-ninth Series shall be the loan from the Authority, provided for in
Section 4.1 of the Loan Agreement, which shall be deposited and disbursed pursuant to the Loan Agreement.

                    SECTION 5. The Bonds of the Thirty-ninth Series shall be subject to redemption by the Company prior to maturity, respectively, in the events and in the manner and at the redemption prices set forth in the form of Bond of such series contained in the sixth Whereas clause hereof and not otherwise.

                    SECTION 6. In the manner provided by the provisions of
Article IX of the Indenture, notice of redemption shall be mailed not less than thirty (30) and not more than forty-five (45) days prior to the date of redemption, to the registered owner of Bonds of the Thirty-ninth Series at the address thereof as the same shall appear on the transfer register of the Company; provided, however, that the owners of all of the bonds of the Thirty-ninth Series may agree in writing with the Company to a shorter notice period with respect to such series, and such agreement, if filed with the Trustee, shall be binding on the Company.

                    SECTION 7. The Company covenants that the provisions of
Section 36A of the Indenture, which are to remain in effect so long as any bonds of the series referred to in said Section shall be outstanding under the Indenture, shall remain in full force and effect so long as any bonds of the Thirty-ninth series shall be outstanding under the Indenture.

                    SECTION 8. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture, other than as set forth in the Mortgage. The Trustee shall not be responsible for the recitals herein or in the bonds (except the Trustee's certificate of authentication), all of which are made by the Company solely. Without limiting the generality of the foregoing, the Trustee shall have no responsibility for, and shall incur no liability with respect to, the form or substance of the Certificates or the form or substance of any agreement under which any banking or other financial institution receives the Deposit or makes the Payments nor shall the Trustee have any responsibility, or incur any liability, with respect to the performance of such banking or other financial institution under any such agreement.

                    SECTION 9. As supplemented and amended by this Supplemental Indenture, the Mortgage is in all respects ratified and confirmed, and the Mortgage and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                    SECTION 10. This Supplemental Indenture may be executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

                    IN WITNESS WHEREOF, SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, party of the first part hereto, and BANKERS TRUST COMPANY, party of the second part hereto, have caused these presents to be executed in their respective names by their respective Chairmen of the Board or Presidents or one of their Vice Presidents or Assistant Vice Presidents or one of their Treasurers or Assistant Treasurers and their respective seals to be hereunto affixed and attested by their respective Secretaries or one of their Assistant Secretaries, all as of the day and year first above written.


(SEAL)                                       SOUTHERN INDIANA GAS AND
                                              ELECTRIC COMPANY,


                                             By:  /s/ Timothy L. Burke
                                                 -----------------------------
                                                 Name:  Timothy L. Burke
                                                 Title:     Treasurer


Attest:


/s/ Linda K. Tiemann
--------------------------
Name:  Linda K. Tiemann
Title:    Assistant Secretary


(SEAL)                                     BANKERS TRUST COMPANY,


                                           BY:  /s/Vincent Chorney
                                              ---------------------------
                                              Name:  Vincent Chorney
                                              Title:  Assistant Vice President

Attest:


/s/Susan Johnson
Name:  Susan Johnson
Title:  Assistant Vice President

STATE OF INDIANA           )
                           )   ss.:
COUNTY OF VANDERBURGH      )


                    On this 29th day February, 2000, before me, the undersigned, a notary public in and for the county and state aforesaid, personally came Timothy L. Burke, to me known, who being by me duly sworn, did depose and say that he resides at 3277 Brookfield Drive, Newburgh, Indiana 47630; that he is Treasurer of SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order; and the said Assistant Secretary acknowledged the execution of the foregoing instrument on behalf of the said corporation as the voluntary act and deed of the said corporation for the uses and purposes therein set forth.

                    IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year first above written.


(SEAL)                                           /s/ Angela Beckerle
                                                -------------------------


My Commission Expires 9-21-2001

My County of Residence is Vanderburgh

STATE OF NEW YORK    )
                     )     ss.:
COUNTY OF NEW YORK   )


                    On this 29th day of February, 2000 before me, the undersigned, a notary public in and for the county and state aforesaid, personally came Vincent Chorney, to me known, who being by me duly sworn, did depose and say that he resides at 215 West 75th Street, New York, New York 10006; that he is an Assistant Vice President of BANKERS TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order; and the said Assistant Vice President acknowledged the execution of the foregoing instrument on behalf of the said corporation as the voluntary act and deed of the said corporation for the uses and purposes therein set forth.

                    IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year first above written.



(SEAL)                                   /s/ Nicole G. Dervan
                                        --------------------------------
                                                Notary Public


My Commission Expires March 9, 2000

My County of Residence is New York County